INTERPACE DIAGNOSTICS GROUP, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Overview

On July 15, 2019, Interpace Diagnostics Group, Inc. (the “Company”), through a private foreclosure sale from Partners for Growth IV, L.P., acquired substantially all assets and assumed certain liabilities of Cancer Genetics, Inc.’s biopharma services business (“BioPharma” or “Business”, as defined in the asset purchase agreement). This acquisition is further described in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on July 19, 2019.

Basis of Presentation

The following unaudited pro forma consolidated financial information reflects adjustments to the Company’s historical financial results as reported under the U.S. Generally Accepted Accounting Principles (“GAAP”) in connection with the acquisition of BioPharma. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2018 and for the six months ended June 30, 2019, respectively, have been prepared with the assumption that the acquisition of BioPharma was completed as of January 1, 2018.

BioPharma has not historically been accounted for as a separate entity, subsidiary or division of CGI. As such, the unaudited pro forma condensed consolidated balance sheet as of June 30, 2019 has been prepared with the assumption that the acquisition of BioPharma was completed as of that date, with the fair value of the assets acquired and liabilities assumed of BioPharma as of July 15, 2019 providing a reasonable estimation of the fair value of BioPharma as of June 30, 2019.

The “as reported” column in the unaudited pro forma condensed consolidated statements of operations reflect the Company’s historical financial statements for the periods presented and does not reflect any adjustments related to the events. Assumptions and estimates underlying the pro forma adjustments column are described in the accompanying notes.

The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with the rules and regulations of SEC Regulation S-X. The unaudited pro forma consolidated financial information does not purport to be indicative of the results of operations which would have actually resulted if the acquisition of BioPharma actually occurred on the dates presented or to project our results of operations for any future period. This financial information may not be predictive of the future results of operations of the Company, as the Company’s future results of operation may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma financial information has been prepared by the Company based upon assumptions deemed appropriate by the Company’s management and are based upon information and assumptions available at the time of filing the Company’s current report on Form 8-K/A filed with the SEC on September 20, 2019. The following unaudited pro forma financial information should be read in conjunction with: (i) the accompanying notes to the unaudited pro forma consolidated financial information; and (ii) the audited consolidated financial statements of the Company, which were included in the Company’s annual report on Form 10-K filed with the SEC on March 21, 2019 and the Company’s unaudited quarterly report on Form 10-Q filed with the SEC on August 13, 2019.

The pro forma adjustments to the unaudited pro forma financial information for all periods presented do not include the following:

●	Diluted weighted-average number of common shares and common share equivalents were not adjusted for the issuance or preferred stock related to the transaction as the additional common share equivalents are anti-dilutive.
●	Any adjustments to the fair value of BioPharma as of July 15, 2019 to present the fair value as of June 30, 2019.
●	Adjustments to the preliminary purchase price allocation as of July 15, 2019 for facts identified after filing of the unaudited pro forma financial information.

INTERPACE DIAGNOSTICS GROUP, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

for the six months ended June 30, 2019

(in thousands, except for per share data)

	Historical
	Company,		Pro Forma		Pro Forma
	as reported	BioPharma	Adjustments		Consolidation
Revenue, net	$12,280	$7,358	$-		$19,638
Cost of revenues	5,654	5,006	145	(1)	10,805
Gross profit	6,626	2,352	(145)		8,833
Operating expenses:
Sales and marketing	5,369	1,365	-		6,734
Research and development	1,175	579	-		1,754
General and administrative	5,299	2,718	229	(1) (2) (3)	8,246
Acquisition related expense	1,696	-	(1,696)	(5)	-
Acquisition related amortization expense	1,626	-	451	(2)	2,077
Restructuring costs	-	3	-		3
Total operating expenses	15,165	4,665	(1,016)		18,814

Operating loss	(8,539)	(2,313)	871		(9,981)
Accretion expense	(220)	-	-		(220)
Other income (expense):	123	-	(208)	(4)	(85)
Loss from continuing operations before tax	(8,636)	(2,313)	663		(10,286)
Provision for income taxes	10	-	-		10
Loss from continuing operations	$(8,646)	$(2,313)	$663		$(10,296)

Basic and diluted (loss) from continuing operations per share of common stock:	$(0.24)				$(0.28)
Basic and diluted weighted-average number of common shares and common share equivalents outstanding:	36,647				36,647

INTERPACE DIAGNOSTICS GROUP, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

for the year ended December 31, 2018

(in thousands, except for per share data)

	Historical
	Company,		Pro Forma		Pro Forma
	as reported	BioPharma	Adjustments		Consolidation
Revenue, net	$21,896	$15,322	$-		$37,218
Cost of revenues	10,197	8,657	214	(1)	19,068
Gross profit	11,699	6,665	(214)		18,150
Operating expenses:
Sales and marketing	8,421	2,467	-		10,888
Research and development	2,124	1,428	-		3,552
General and administrative	8,499	5,858	336	(1) (2) (3)	14,693
Acquisition related amortization expense	3,252	-	903	(2)	4,155
Change in fair value of contingent consideration	1,522	-	-		1,522
Restructuring costs	-	1,067	-		1,067
Total operating expenses	23,818	10,820	1,239		35,877

Operating loss	(12,119)	(4,155)	(1,453)		(17,727)
Accretion expense	(331)	-	-		(331)
Other income (expense):	263	-	(415)	(4)	(152)
Loss from continuing operations before tax	(12,187)	(4,155)	(1,868)		(18,210)
Provision for income taxes	18	-	-		18
Loss from continuing operations	$(12,205)	$(4,155)	$(1,868)		$(18,228)

Basic and diluted (loss) from continuing operations per share of common stock:	$(0.43)				$(0.65)
Basic and diluted weighted-average number of common shares and common share equivalents outstanding:	28,155				28,155

INTERPACE DIAGNOSTICS GROUP, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

as of June 30, 2019 and July 15, 2019

(in thousands)

	June 30, 2019	July 15, 2019
	Company,	BioPharma	Pro Forma		Pro Forma
	as reported	at Fair Value	Adjustments		Consolidation
ASSETS
Current assets
Cash and cash equivalents	$4,210	$-	$(1,282)	(6)	$2,928
Accounts receivable, net	12,966	4,020	-		16,986
Other current assets	1,977	1,143	-		3,120
Total current assets	19,153	5,163	(1,282)		23,034
Property and equipment, net	731	6,412	-		7,143
Other intangible assets, net	28,227	7,600	-		35,827
Operating lease assets	2,190	2,187	-		4,377
Other long-term assets	31	-	-		31
Goodwill	-	7,973	-		7,973
Total Assets	$50,332	$29,335	$(1,282)		$78,385
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,712	$4,535	$-		$6,247
Accrued salary and bonus	1,283	-	-		1,283
Other accrued expenses	7,205	2,634	-		9,839
Current portion of
Current liabilities from discontinued operations	766	-	-		766
Acquisition note payable	-	-	6,822	(7)	6,822
Total current liabilities	10,966	7,169	6,822		24,957
Contingent consideration	2,531	-	-		2,531
Operating lease liabilities	1,738	1,334	-		3,072
Finance lease liabilities	-	181	-		181
Other long-term liabilities	4,268	-	-		4,268
Total liabilities	19,503	8,684	6,822		35,009
Stockholders’ equity:
Preferred stock	-	-	13,300	(8)	13,300
Common stock	383	-	-		383
Additional paid-in capital	182,231	-	-		182,231
Accumulated deficit	(150,073)	-	(753)	(9)	(150,826)
Treasury stock, at cost	(1,712)	-	-		(1,712)
Net assets acquired	-	20,651	(20,651)	(10)	-
Total stockholders’ equity	30,829	20,651	(8,104)		43,376
Total liabilities and stockholders’ equity	$50,332	$29,335	$(1,282)		$78,385

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The pro forma adjustments are based on preliminary estimates and assumptions by management that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed consolidated financial statements:

(1)	Pro forma adjustment to adjust depreciation expense for the fair value of property and equipment acquired (in thousands):

	Six months ended June 30, 2019	Year ended December 31, 2018
Remove prior depreciation expense at its historical basis	$(337)	$(796)
Add depreciation expense for the fair value of property and equipment acquired	570	1,139
Total adjustment (of which $145 and $214, respectively, is allocated to cost of revenues)	$233	$343

(2)	Pro forma adjustment to adjust amortization expense for the fair value of intangible assets acquired (in thousands):

	Six months ended June 30, 2019	Year ended December 31, 2018
Remove prior amortization expense at its historical basis	$(56)	$(94)
Add amortization expense for the fair value of intangible assets acquired	451	903
Total adjustment	$395	$809

(3)	Pro forma adjustment to adjust the incremental rent expense for the portion of leases which will be assumed from Cancer Genetics, Inc. in addition to those included in BioPharma’s historical results (in thousands):

	Six months ended June 30, 2019	Year ended December 31, 2018
Remove prior rent expense	$(385)	$(808)
Rent expense for all leases assumed	582	1,109
Total adjustment	$197	$301

(4)	Pro forma adjustment to reflect interest expense related to a note payable to Cancer Genetics, Inc. as part of the transaction (in thousands):

	Six months ended June 30, 2019	Year ended December 31, 2018
Interest expense	$208	$415

(5)	Pro forma adjustment to remove transaction costs related to the acquisition of BioPharma.

(6)	Pro forma adjustments to cash and cash equivalents to reflect the following:

Net proceeds from preferred stock issued in July 2019	$13,300
Cash paid at closing for BioPharma	(13,829)
Acquisition costs incurred after June 30, 2019	(753)
Total adjustment	$(1,282)

(7)	Pro forma adjustment to include the fair value of the note payable to Cancer Genetics, Inc. as part of the acquisition.

(8)	Pro forma adjustment to include the net proceeds from the preferred stock issued to an investor in July 2019.

(9)	Pro forma adjustment to include transaction costs incurred after June 30, 2019

(10)	Pro forma adjustment to remove the net assets acquired

Estimated Preliminary Purchase Price Allocation

The table below represents the estimated preliminary purchase price allocation to the net assets acquired based on their estimated fair values. This business combination was accounted for under the acquisition method of accounting, which requires recognition separately from goodwill, the assets acquired and the liabilities assumed at their acquisition date fair values. The valuation of net assets acquired and the contingent consideration comprising a portion of the total consideration is based on estimates and assumptions made at the time of the acquisition and as a result, the allocation of purchase price and estimated useful lives of property, plant and equipment, and intangible assets is considered preliminary at this time. As additional information becomes available, the preliminary purchase price allocation may be revised during the remainder of the measurement period, which will not exceed 12 months from the acquisition date. Any such revisions or changes may be material.

Assets acquired
Accounts receivable	$3,731
Lab supplies	877
Prepaid expenses and other current assets	555
Property and equipment	6,412
Operating lease assets	2,187
Goodwill	7,973
Intangible assets	7,600
Total assets acquired	29,335

Liabilities assumed
Accounts payable	(4,535)
Accrued liabilities	(435)
Deferred revenue	(1,076)
Lease liabilities	(2,638)
Total liabilities assumed	(8,684)
Purchase price allocated	$20,651

Estimated Preliminary Purchase Price Consideration

The table below represents the total estimated preliminary purchase price consideration (amounts in thousands):

Base purchase price	$21,521
Less: face value of promissory note	(7,692)
Amount paid at closing	13,829
Add: Fair value of promissory note	6,822
Total purchase price	$20,651